SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2016

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement.

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

Effective March 24, 2016, the Company amended its existing credit facilities with JPMorgan Chase Bank, N.A.  As amended the credit facility continues to provide for up to $25,000,000 of a line of credit, with borrowing availability based on a percentage of value of various assets of the Company and its domestic subsidiaries.  The amendment adds a covenant for the engagement of an independent consultant for a review of the Company’s internal controls relating to financial reporting and authorization procedures for financial transactions, the delivery of a report on the findings, implementation of any required remedial actions, and the delivery of periodic updates upon request of the bank.  The facility continues to bear interest at the applicable bank rate or, at the Company's option, at the LIBOR rate plus the applicable interest rate spread and continues to contain other traditional asset based loan covenants and provisions including provisions for acceleration upon occurrence of customary events of default.

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On March 30, 2016, PAR Technology Corporation issued a press release announcing its results of operations for the quarterly period ending December 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

99.1	PAR Technology Corporation Press Release dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 30, 2016	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller